EXHIBIT 10.24


                             FIRST AMENDMENT TO
                           2002 RESTATEMENT OF THE
                           FIRST HEALTH GROUP CORP.
                           RETIREMENT SAVINGS PLAN

           Effective September 1, 1986, HealthCare COMPARE Corp. established the HealthCare COMPARE Corp. Retirement Savings (the "Plan") in order to provide benefits for eligible employees. Effective September 1, 1987, the Plan was amended and restated to comply with various changes in the tax laws and to reflect plan mergers. HealthCare COMPARE Corp. changed its name to First Health Group Corp. (the "Company") and changed the name of the Plan to the First Health Group Corp. Retirement Savings Plan. The Plan has been amended from time to time.

      In order to make certain administrative changes to the Plan, the Plan is hereby amended, effective as set forth below.

      1. Effective as of January 1, 2001, Section 2.09 of the Plan is hereby amended to read in its entirety as follows:

      2.09 Compensation for any period means all compensation paid by a Participating Employer for services rendered, including commissions, amounts contributed as Salary Reduction Contributions to the Plan, any amounts contributed by the Participant pursuant to a salary reduction agreement for a cafeteria plan under Section 125 of the Code or qualified transportation fringe benefits under Code Section 132(f)(4), overtime pay, bonuses, and commissions, but excludes any Participant's share in any Company contributions hereto, and to any other employee benefit or insurance program, imputed income or reimbursement of relocation expenses. Compensation in excess of the applicable dollar limitation set forth in Code Section 401(a)(17) (as adjusted for cost of living increases) each Plan Year shall be disregarded for all Plan purposes.

      2. Effective as of January 1, 2002, Section 2.12 of the Plan is hereby amended to read in its entirety as follows:

      2.12 Disability means an Active or Inactive Participant's termination of employment with a Participating Employer and Related Entities as a result of a mental or physical disease or condition which entitles such a Participant (or would entitle, after expiration of applicable waiting periods) to long term disability benefits under the long term disability plan offered to its Employees by the Company or, if such Participant does not participate in such plan, would be so entitled if he did participate.

      3. Effective as of April 1, 2002, Section 2.15 of the Plan is hereby amended to read in its entirety as follows:

      2.15 Eligible Employee means an Employee of a Participating Employer, other than

           (a) any Employee the terms of whose employment are governed by the provisions of a collective bargaining agreement with respect to which retirement benefits were the subject of good faith negotiations unless such agreement specifically provides for his coverage hereunder;

           (b) any Leased Employee (unless the provisions of Section 414(n) of the Code require participation in the Plan by Leased Employees, in which case Leased Employees shall be Eligible Employees); and

           (c) any individual whose services with a Participating Employer are performed pursuant to a contract which purports to treat the individual as an independent contractor, even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Participating Employer rather than an independent contractor.

      4. Effective as of April 1, 2002, Section 2.18 of the Plan is hereby amended to read in its entirety as follows:

      2.18 Entry Date means the first full payroll period of the calendar month coincident with or next following the Eligible Employee's completion of the requirements set forth in Section 3.01.

      5. Effective as of April 1, 2002, Section 3.01 of the Plan is hereby amended to read in its entirety as follows:

      3.01 Active Participant Eligibility Requirements. Each Eligible Employee shall become an Active Participant on the first Entry Date after, or on which, the Eligible Employee attains age 21 and completes the following service:

           (a) if the Eligible Employee is classified as a full-time Employee, three consecutive months of service with a Participating Employer, or

           (b) if the Eligible Employee is not classified as described in subsection (a), 1,000 Hours of Service during any one of the following periods of service with a Participating Employer, whichever occurs first:

                (i) the 12-consecutive month period beginning on his hire date, or

                (ii) any Plan Year beginning with the Plan Year which
                     includes the first anniversary of his hire date;

           provided that he is still an Eligible Employee on such date. Each Participant in the Plan immediately prior to the Effective Date shall continue to be a Participant in the Plan on and after the Effective Date subject to the limitations of the Plan.

      6. Effective as of April 1, 2002, Section 3.04 of the Plan is hereby amended to read in its entirety as follows:

      3.04 Effect of Reemployment on Participation and Service.

           (a) A Former Participant who is reemployed as an Eligible Employee, prior to incurring a Break in Service shall resume active participation in the Plan on the date of his return to employment as an Eligible Employee. As of the date he again becomes an Active Participant, such Participant's Years of Service as of the date of his prior termination of employment shall be restored.

           (b) A Former Participant who is reemployed as an Eligible Employee after having incurred a Break in Service shall be eligible to resume participation in the Plan as an Active Participant on the date of his return to employment as an Eligible Employee provided (i) such Participant's vested percentage as determined under Section 6.03 is more than 0%; or (ii) he has not incurred five or more consecutive one year Breaks in Service. As of the date he again becomes an Active Participant, such Participant's Years of Service (or consecutive months of service, as applicable) as of the date of his prior termination of employment shall be restored, provided such Participant completes a Year of Service after his reemployment.

           (c) In the event a Former Participant does not have any vested percentage as determined under Section 6.03 and the number of his consecutive one year Breaks in Service equals or exceeds five, then his Years of Service (or consecutive months of service, as applicable), if any, completed prior to such period of such one year Breaks in Service shall be disregarded and he shall become an Active Participant on the date he again satisfies the requirements set forth in Section 3.01.

      7. Effective as of January 1, 1997, the last sentence of Section 4.01(a)(i) of the Plan is hereby amended to read in its entirety as follows:

      Except as provided in Section 4.08, no Participant may make Salary Reduction Contributions under this Plan and any other qualified plan maintained by a Related Entity during the Plan Year in excess of dollar limitation contained in Code Section 402(g)(1) for such year.

      8. Effective as of April 1, 2002, Section 4.02(b) of the Plan is hereby amended to read in its entirety as follows:

      (b) Eligibility and Allocation of Matching Contributions. Each Active Participant who has completed one Year of Service shall be eligible to receive a Matching Contribution. Matching Contributions will be made starting with the first full payroll period of the calendar month coincident with or next following the Eligible Employee's completion of one Year of Service. Matching Contributions shall be allocated as of the last day of each Contribution Period to the Matching Account of each Participant who makes Salary Reduction Contributions during such Contribution Period.

      9.   Effective as of the dates set forth below, the first sentence of
 Section 4.03(b)(iii) of the Plan is hereby amended to read in its entirety as follows:

      For the purpose of determining the maximum allocation permitted by
      Section 4.03(a) (and notwithstanding the definition of Compensation used elsewhere in this Plan) Total Compensation shall mean, with respect to any Limitation Year, the Employee's wages, salaries for professional services, other amounts paid over the entire Plan Year for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, commissions on insurance premiums, tips and bonuses) and, effective as of January 1, 1998, including any elective deferral as defined in Code Section 402(g)(3) and any amounts not includable in gross income by reason of Code Section 125 (cafeteria plan) or Code Section 457 (deferred compensation plan of state and local governments and tax-exempt organizations) and, effective as of January 1, 2001, Code Section 132(f)(4) (qualified transportation fringe).

      IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers on this ____ date of ____________, 2002.

                               FIRST HEALTH GROUP CORP.

                               By ____________________________________
                                         Edward L. Wristen
                               President and Chief Executive Officer


                               By: ____________________________________
                                         Joseph E. Whitters
                               Vice President and Chief Financial Officer